                                                                  EXHIBIT 10.1

                                                                  Execution Copy

                          LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "Agreement") made as of this 15th day of October, 1996 by and between FRIEDMAN'S INC., a Delaware corporation ("Lender"), 4 West State Street, Savannah, Georgia 31401, and CRESCENT JEWELERS, a California corporation ("Borrower"), 315 11th Street, Oakland, California 94607.
                              W I T N E S S E T H

         WHEREAS, Borrower has requested that Lender make to Borrower a $20,000,000 term loan, and Lender is willing to make such term loan to Borrower, subject to the terms and conditions hereof;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

         1.      DEFINITIONS.

         (a) "ACCOUNT," "ACCOUNT DEBTOR," "CHATTEL PAPER," "DOCUMENTS," "EQUIPMENT," "GENERAL INTANGIBLES," "GOODS," "INSTRUMENTS," "INVENTORY" and "INVESTMENT PROPERTY" shall have the respective meanings assigned to such terms, as of the date of this Agreement, in the Georgia Uniform Commercial Code.

         (b) "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by or under common control with Borrower and shall in any case include Friedman's Inc.

         (c) "AGENT" shall mean LaSalle or its successor acting in its capacity as agent under the LaSalle Loan Agreement.

         (d) "BUSINESS DAY" shall mean (i) when used with respect to the LIBOR Rate Loans, a day on which dealings may be effected in deposits of United States Dollars in the London interbank foreign currency deposits market and on which LaSalle is conducting and other banks may conduct business in London, England and in the State of Illinois and (ii) when used with respect to any other provision of this Agreement or Exhibit A, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Illinois or Georgia or is a day on which banking institutions located in either such state are closed.

         (e) "COLLATERAL" shall mean all of the property of Borrower described in paragraph 4 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Lender, to secure, either directly or indirectly, repayment of any of the Liabilities.

         (f) "ENVIRONMENTAL LAWS" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous
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substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower's business or facilities owned or operated by Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         (g) "EVENT OF DEFAULT" shall have the meaning specified in paragraph 12 hereof.

         (h) "EXHIBIT A" shall mean the exhibit entitled Exhibit A - Special Provisions which is attached hereto and made a part hereof.

         (i) "EXHIBIT B" shall mean the exhibit entitled Exhibit B - Business and Collateral Locations which is attached hereto and made a part hereof, as amended from time to time in a manner consistent with this Agreement.

         (j) "EXHIBIT C" shall mean the exhibit entitled Exhibit C - List of Contingent Liabilities which is attached hereto and made a part hereof.

         (k) "EXHIBIT D" shall mean the exhibit entitled Exhibit D - Existing Indebtedness which is attached hereto and made a part hereof.

         (l) "EXHIBIT E" shall mean the exhibit entitled Exhibit E - Form of Note which is attached hereto and made a part hereof.

         (m) "EXHIBIT F" shall mean the exhibit entitled Exhibit F - Permitted Liens which is attached hereto and made a part hereof.

         (n) "EXISTING SUBORDINATED DEBT" shall have the meaning specified in paragraph 7(c)(i) of Exhibit A.

         (o) "HAZARDOUS MATERIALS" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

         (p) "INDEMNIFIED PARTY" shall have the meaning specified in paragraph 14 hereof.

         (q) "INTEREST PERIOD" shall have the meaning specified in paragraph 2(b) of Exhibit A.


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         (r)     "LASALLE LOAN" shall mean a "Loan" under and as defined in the LaSalle Loan Agreement.

         (s) "LASALLE LOAN AGREEMENT" shall mean that certain Loan and Security Agreement dated as of the date hereof by and among Borrower, the financial institutions from time to time parties thereto as Lenders and Agent, as amended, restated, supplemented or otherwise modified from time to time as permitted under paragraph 11(s) hereof.

         (y) "LENDER" shall mean Friedman's Inc. and any other Person having an interest as a lender under this Agreement at such time pursuant to paragraph 8 of Exhibit A or otherwise. All references to Lender shall mean collectively each and all of such Persons and their respective successors and assigns.

         (u) "LENDERS" shall mean each financial institution from time to time a "Lender" under the LaSalle Loan Agreement.

         (v) "LIABILITIES" shall mean any and all obligations, liabilities and indebtedness of Borrower hereunder and under the Other Agreements to Lender or to any parent, affiliate or subsidiary of Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law. The term "Liabilities" shall not include any of Borrower's indebtedness or other obligations owing under or in respect of any of the Borrower's 10% Convertible Senior Subordinated Notes held by Lender and which were issued pursuant to the terms of the Standby Purchase Agreement dated as of the date hereof by and between Borrower and Lender, the Note Purchase Agreement relating to such Notes or the Conversion Agreement dated as of the date hereof by and among Borrower, Parent and Lender.

         (w) "LIBOR" shall have the meaning specified in paragraph 2(b) of Exhibit A to the LaSalle Loan Agreement.

         (x) "LIBOR LOAN" shall mean that portion of the principal balance of the Loan bearing interest at a rate based on LIBOR.

         (y) "LOAN" shall mean the term loan made by or on behalf of Lender to Borrower pursuant to paragraph 2 hereof and all other loans, advances and financial accommodations made by or on behalf of Lender to or on behalf of Borrower hereunder.

         (z) LOCAL DEPOSITORY ACCOUNT" shall have the meaning specified in paragraph 6 of Exhibit A.

         (aa) "LOCK BOX" and "LOCK BOX ACCOUNT" shall have the meanings specified in paragraph 7 hereof.





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         (bb)    "MINIMUM TANGIBLE NET WORTH - COVENANT DEFINITION" shall have the meaning specified in paragraph 11(p) hereof.

         (cc) "OBLIGOR" shall mean Borrower and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities.

         (dd) "OTHER AGREEMENTS" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to Lender or to any parent, affiliate or subsidiary of Lender in connection with the Liabilities or the transactions contemplated hereby.

         (ee) "PARENT" shall mean any Person now or at any time or times hereafter directly owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding stock of Borrower. As of the date hereof, the "Parent" is Crescent Jewelers Inc., a Delaware corporation.

         (ff) "PERMITTED LIENS" shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder, (ii) liens or security interests in favor of Lender (iii) liens or security interests in favor of Agent, for the benefit of Agent and Lenders, to the extent permitted under the Subordination Agreement, (iv) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on Borrower's ability to use such real property for its intended purpose in connection with Borrower's business, and (v) liens specifically permitted by Lender in writing and liens listed on Exhibit F hereto.

         (gg) "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

         (hh) "PRIME RATE" shall have the meaning specified in paragraph 2(a) of Exhibit A.

         (ii) "PRIME RATE LOAN" shall mean that portion of the principal balance of the Loan bearing interest at a rate based on the Prime Rate.

         (jj) "REGULATORY CHANGE" shall have the meaning specified in paragraph 3(b) of Exhibit A.

         (kk) "SUBORDINATION AGREEMENT" shall mean that certain Subordination Agreement dated as of the date hereof by and among Lender, Agent and Lenders.





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         (ll)    "SUBSIDIARY" shall mean any corporation or other entity of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower or by any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower or of which Borrower is a general partner.

         (mm) "TANGIBLE NET WORTH" shall mean Borrower's shareholders' equity (including retained earnings) less the book value of all intangible assets as determined solely by Lender on a consistent basis plus the amount of any LIFO reserve plus the amount of any debt subordinated to Agent and Lenders all as determined under generally accepted accounting principles applied on a basis consistent with the financial statement of Borrower dated July 31, 1996.

         2. TERM LOAN. Subject to the terms and conditions of this Agreement (including Exhibit A) and the Other Agreements, Lender agrees to make to Borrower a term loan in the amount of $20,000,000. The unpaid principal of the Loan outstanding shall bear interest at the rates set forth in Exhibit A. The entire outstanding principal balance, together with all accrued and unpaid interest, shall be due and payable in full on October 15, 1999 (the "Maturity Date"). Borrower may request that Lender extend the Maturity Date by successive one-year intervals by executing and delivering to Lender at least 180 days but no more than 210 days prior to the current Maturity Date a written request. Borrower acknowledges that Lender has not promised (either expressly or impliedly), nor has any obligation or commitment whatsoever, to extend the Maturity Date at any time. Lender shall notify Borrower in writing (with a copy to Agent at its address for notices provided for under the Subordination Agreement) on or before the date which is 151 days prior to the current Maturity Date whether it agrees to the requested extension of the Maturity Date or whether it has declined such request. Borrower hereby authorizes Lender, in its sole discretion, to advance amounts to make any payments of principal, interest, fees, costs and expenses required by this Agreement which amounts shall be included as principal of the Loan. The Loan shall be evidenced by a promissory note delivered to Lender in the amount of $20,000,000 in substantially the form attached hereto as Exhibit E. If made, the initial proceeds of the Loan shall be made available to Borrower as requested in a letter to Lender.

         3. FEES AND CHARGES. Borrower shall pay to Lender , in addition to all other amounts payable hereunder, the fees and charges set forth in Exhibit A. It is the intent of the parties that the rate of interest and the other charges to Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower. The parties hereto hereby agree and stipulate that the only charge imposed upon Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in subsections (a) and (b) of paragraph 2 of Exhibit A. The parties hereto further agree and stipulate that all facility fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys'





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fees and reimbursement for costs and expenses paid by Lender to third parties or for damages incurred by Lender, are charges made to compensate the Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by Lender in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money pursuant to Official Code of Georgia Annotated Sections 7-4-2 and 7-4-18. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

         4. GRANT OF SECURITY INTEREST TO LENDER. As security for the payment of the Loan and for the payment or other satisfaction of all other Liabilities, Borrower hereby assigns to Lender, and grants to Lender a continuing security interest in, the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts and all Chattel Paper and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts or Chattel Paper and have been returned to, or repossessed or stopped in transit by Borrower; (b) all Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and fixtures; (e) all computer hardware and software, including without limitation, computer terminals, processing units, display terminals, disk drives, cables, peripheral devices, source code, object code and all related applications and data files, together with all documentation with respect to any of the foregoing and all rights with respect to any of the foregoing in the nature of warranties, service contracts, support agreements and maintenance rights; (f) all Investment Property; (g) all deposits and cash; (h) any other property of Borrower now or hereafter in the possession, custody or control of Agent, any of the Lenders, Lender or any agent or any parent, affiliate or subsidiary of Agent, any of the Lenders, Lender or any participant with Lender in the Loan for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (i) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business.

         5. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Borrower shall, at Lender's request, at any time and from time to time, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things as Lender may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender, (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Each item of Chattel Paper shall, at Lender's sole election, be delivered to Lender (or its designee) or be conspicuously marked with a legend stating that such Chattel Paper is subject to the security interest granted to Lender. All items of Inventory held by





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

Borrower as consignee shall be clearly marked as such and shall be segregated from Inventory owned by Borrower. Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

         6. POSSESSION OF COLLATERAL AND RELATED MATTERS. Unless an "Event of Default" has occurred and is continuing, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower's business, to (a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose, and (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower.

         7.      COLLECTIONS.

         (a) Subject to the provisions of paragraph 6 of Exhibit A, Borrower shall direct all of its Account Debtors to make all payments on Chattel Paper directly to a post office box (the "Lock Box") designated by, and under the exclusive control of, LaSalle or another financial institution acceptable to Lender. Borrower shall establish an account (the "Lock Box Account") in Borrower's name with LaSalle or such other financial institution acceptable to Lender, into which all payments received in the Lock Box shall be deposited, and into which Borrower will immediately deposit all payments received by Borrower for Inventory or services in the identical form in which such payments were received, whether by cash or check. If Borrower, any Affiliate or Subsidiary, or any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Chattel Paper or other Collateral, Borrower and each such Person shall receive all such items in trust for Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. If the Lock Box Account is not established with LaSalle, the financial institution with which the Lock Box Account is established shall acknowledge and agree, in a manner satisfactory to Lender, that such financial institution has no right to setoff against the Lock Box Account or against any other account maintained by such financial institution into which the contents of the Lock Box Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to Lender, funds deposited in the Lock Box Account on a daily basis as such funds are collected. Borrower agrees that all payments made to such Lock Box Account or otherwise received by Lender, whether in respect of Chattel Paper or as proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement. Borrower agrees to pay all customary fees, costs and expenses which such financial institution incurs in connection with opening and maintaining the Lock Box Account with respect to Borrower and depositing for collection any check or other item of payment received by Lender on account of





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the Liabilities.  All of such fees, costs and expenses may, in Lender's sole discretion, be paid by Lender on Borrower's behalf, and such payments by Lender shall constitute principal of the Loan, shall be payable to Lender by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to the Loan hereunder. All checks, drafts, instruments and other items of payment or proceeds of Chattel Paper or other Collateral shall be endorsed by Borrower to Lender (or its designee), and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this paragraph, Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or proceeds of Chattel Paper or other Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any amounts owed to Borrower or goods pertaining thereto;
(ii) to take control in any manner of any item of payment or proceeds thereof; and (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited, and open and process all mail addressed to Borrower and deposited therein.

         (b) Lender may, at any time and from time to time, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrower's Chattel Paper, Accounts or other amounts owed to Borrower by suit or otherwise;
(ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Chattel Paper, Accounts or other amounts owed to Borrower; (iii) surrender, release or exchange all or any part of any amounts owed to Borrower and evidenced by Chattel Paper, Accounts or other amounts owed to Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Chattel Paper, Account or other amounts owed to Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (v) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to Borrower; and (vi) do all other acts and things which are necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement and to allow Lender to collect the Chattel Paper or Accounts or other amounts owed to Borrower. In addition to any other provision hereof, Lender may at any time after the occurrence and during the continuance of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Chattel Paper or Accounts to make payment directly to Lender (or its designee) of any amounts due or to become due thereunder.

         (c) Lender, in its sole discretion, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Lender in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Lender shall constitute principal of the Loan, payable by Borrower to Lender on demand and, until paid, shall bear interest at the highest rate then applicable to the Loan hereunder.





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

         (d) Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document (other than Chattel Paper, which shall be governed by paragraph 5 hereof), Borrower shall deliver the original thereof to Lender (or its designee) together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

         8.      SCHEDULES AND REPORTS.

         (a) At such times as may be required by Lender from time to time hereafter, Borrower shall deliver to Lender (i) a schedule identifying each item of Eligible Chattel Paper (as defined in the LaSalle Loan Agreement), together with copies thereof when requested by Lender (with cash register point of sale documentation attached) pertaining to each such Eligible Chattel Paper, for the month (or other applicable period) immediately preceding; (ii) such additional schedules, certificates, reports and information with respect to the Collateral as Lender may from time to time require; and (iii) an assignment of any or all items of Collateral to Lender if requested. Lender, through its officers, employees or agents, shall have the right, at any time and from time to time in Lender's name, in the name of a nominee of Lender or in Borrower's name, to verify the validity, amount or any other matter relating to Borrower's Chattel Paper and Accounts, by mail, telephone, telegraph or otherwise. Borrower shall reimburse Lender, on demand, for all costs, fees and expenses incurred by Lender in this regard.

         (b) Without limiting the generality of the foregoing, Borrower shall deliver to Lender if requested, at least twice a month, on the fifteenth
(15th) and the last days of each month (or more frequently when requested by Lender), a report with respect to Borrower's Inventory and a report listing all Inventory held by Borrower as consignee, indicating the identity of the consignor and the value of the consigned Inventory. Borrower shall immediately notify Lender of any event causing loss or depreciation in value of Borrower's Inventory (other than normal depreciation occurring in the ordinary course of business).

         (c) If requested by Lender, Borrower shall furnish to Lender copies of each schedule and report delivered to Agent or any of the Lenders under paragraph 9 of the LaSalle Loan Agreement simultaneously with the delivery thereof.

         (d) All schedules, certificates, reports, assignments and other items delivered by Borrower to Lender hereunder shall be executed by an authorized representative of Borrower and shall be in such form and contain such information as Lender shall reasonably specify.

         9. TERMINATION. This Agreement shall be in effect until the date that the Liabilities are paid in full. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, Borrower and Lender shall deliver to each other a mutual release, in form and substance reasonably satisfactory to Lender, of all obligations and liabilities of Borrower and its officers, directors, employees, agents, parents, subsidiaries and affiliates (other than, in the case of Borrower, its indemnification obligations under Section 14 hereof) to Lender and of Lender, and its officers, directors, employees, agents, parents, subsidiaries and affiliates to

Borrower. If, during the term of this Agreement, Borrower prepays all or any portion of the Liabilities, and in connection therewith, either (a) permits any security agreement, financing statement or analogous instrument to be executed or filed with respect to the Collateral for the benefit of someone other than Lender other than with respect to Permitted Liens, or (b) creates, incurs, or assumes any liability for borrowed money (except for borrowings under the LaSalle Loan Agreement and borrowings permitted pursuant to paragraph 10(p) hereof), Borrower agrees to pay to Lender, as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to three percent (3%) of the outstanding principal balance of the Loan outstanding at the time of such prepayment if such prepayment occurs on or before the first anniversary of the date of this Agreement; and two percent (2%) of the outstanding principal balance of the Loan outstanding at the time of such prepayment if such prepayment occurs after the first anniversary of the date of this Agreement but on or before the second anniversary of the date of this Agreement; provided, however, that (i) if the Loan is paid down to zero in connection with either an initial public offering of stock of Borrower or a merger by Borrower with and into Lender or a subsidiary or affiliate of Lender, no prepayment fee shall be assessed and (ii) if the Loan is prepaid in whole or in part as a result of the exercise by Lender of its rights under the Conversion Agreement dated as of the date hereof by and between Borrower, Parent and Lender, then no prepayment fee shall be assessed in connection with such prepayment.

         10. REPRESENTATIONS, WARRANTIES AND COVENANTS. Borrower hereby represents, warrants and covenants that:

         (a) the financial statements delivered or to be delivered by Borrower to Lender at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect the financial condition of Borrower as of the dates of such financial statements, and there has been no material adverse change in the financial condition, the operations or any other status of Borrower since the date of the financial statements delivered to Lender most recently prior to the date of this Agreement;

         (b) the office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's principal place of business and all of Borrower's other places of business, locations of Collateral and post office boxes are as set forth in Exhibit B, as amended from time to time with Lender's consent; Borrower shall promptly (but in no event less than thirty (30) days prior thereto) advise Lender in writing of the proposed opening of any new place of business, the closing of any existing place of business, any change in the location of Borrower's books, records and accounts (or copies thereof) or the opening or closing of any post office box of Borrower;

         (c) the Collateral, including, without limitation, the Equipment (except any part thereof which prior to the date of this Agreement Borrower shall have advised Lender in writing consists of Collateral normally used in more than one state) is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on the first page of this Agreement or on Exhibit B, as amended from time to time with Lender's consent, and at other locations within the continental United States of which Lender has been advised by Borrower in writing;

         (d) if any of the Collateral consists of Goods of a type normally used in more than one state, whether or not actually so used, Borrower shall promptly give written notice to Lender of any use of any such Goods in any state other than a state in which Borrower has previously advised Lender such Goods shall be used, and such Goods shall not, unless Lender shall otherwise consent in writing, be used outside of the continental United States;

         (e) no security agreement, financing statement or analogous instrument exists or shall exist with respect to any of the Collateral other than any security agreement, financing statement or analogous instrument evidencing security interests in favor of Lender or evidencing Permitted Liens;

         (f) Borrower is and shall at all times while this Agreement remains in effect be the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than Permitted Liens;

         (g) Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder; Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any material agreement, contract or other document which may now or hereafter be binding on Borrower, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected;

         (h) there are no actions or proceedings which are pending or, to the best of Borrower's knowledge, threatened against Borrower which might result in any material adverse change in its financial condition or materially adversely affect the Collateral and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender;

         (i) Borrower has obtained all licenses, authorizations, approvals and permits the lack of which would have a material adverse effect on the operation of its business, and Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety or environmental matters) the failure to comply with which would have a material adverse effect on its business, property, assets, operations or condition, financial or otherwise;

         (j) all written information now, heretofore or hereafter furnished by Borrower to Lender (other than projections, which shall be based on reasonable assumptions) is and shall be true and correct in all material respects as of the date with respect to which such information was or is furnished;

         (k) Borrower is not conducting, permitting or suffering to be conducted, and Borrower shall not conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral is now, or will (while any Liabilities remain outstanding) be owned by any Affiliate; provided, however, that Borrower may enter into transactions with Affiliates in the ordinary course of business pursuant to terms that are no less favorable to Borrower than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate and, in connection therewith, may transfer cash or property to Affiliates for fair value;

         (l) Borrower's name has always been as set forth on the first page of this Agreement and, except for the trade name "J. Burton Jewelers," Borrower does not use trade names or division names in the operation of its business, except as otherwise disclosed in writing to Lender; Borrower shall notify Lender in writing within ten (10) days of the change of its name or the use of any trade names or division names not previously disclosed to Lender in writing;

         (m) with respect to Borrower's Equipment: (i) Borrower has good and indefeasible and merchantable title to and ownership of all of its Equipment (other than that which is leased), including, without limitation, the Equipment described or listed on Schedule 1 hereof other than Equipment that is disposed of in the ordinary course of business with all proceeds of such dispositions being paid to Lender for application to the Liabilities; (ii) Borrower shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained; (iii) Borrower shall not permit any such items to become a fixture to real estate or an accession to other personal property; and (iv) Borrower, immediately on demand by Lender, shall deliver to Lender any and all evidence of ownership of, including, without limitation, certificates of title and applications of title to, any of the Equipment;

         (n) this Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms;

         (o) Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

         (p) Borrower is not now obligated, nor shall it create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loan, and the indebtedness and obligations under the LaSalle Loan Agreement except that Borrower may (i) borrow money from a Person other than Lender on an unsecured and subordinated basis (including up to $5,000,000 of money borrowed from Lender and up to $3,000,000 of money borrowed from another Person, in each case pursuant to the terms of a Note Purchase Agreement in the form of Exhibit A to the Standby Purchase Agreement dated as of the date hereof between Lender and Borrower) if a subordination agreement in favor of Lender and in form and substance satisfactory to Lender is executed and delivered to Lender relative thereto; (ii) maintain the Existing Subordinated Debt; (iii) incur other unsecured indebtedness for borrowed money not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any time outstanding; and
(iv) incur unsecured indebtedness to trade creditors in the ordinary course of Borrower's business;

         (q) Borrower does not own any margin securities having a marked-to-market value of more than Two Hundred Fifty Thousand Dollars ($250,000), and none of the proceeds of the Loan hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

         (r) except as otherwise disclosed in writing to Lender, Borrower has no Parents, Subsidiaries or divisions, except that Crescent Jewelers, Inc., a Delaware corporation, is the Parent of Borrower and Diamond Insurance Company is a wholly-owned subsidiary of Borrower; and Borrower is not engaged in any joint venture or partnership with any Person;

         (s) Borrower is a corporation duly organized and in good standing in the State of California and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on Borrower;

         (t) Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound (including any of the documents, instruments and agreements set forth on Exhibit D), nor does Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued financial success of Borrower, except where such default or dispute would not have a material adverse effect on Borrower;

         (u) there are no material controversies pending or, to the best of Borrower's knowledge, threatened between Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of Borrower, and Borrower is in compliance in all material respects with all federal and state laws respecting employment and employment terms, conditions and practices; and

         (v) Borrower possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade styles and trade names to continue to conduct its business as heretofore conducted by it.

Borrower represents, warrants and covenants to Lender that all representations and warranties of Borrower contained in this Agreement (whether appearing in paragraphs 10 or 11 hereof or elsewhere) shall be true at the time of Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full of all of the

Liabilities and termination of this Agreement, and shall be deemed remade by Borrower at the time any LaSalle Loan is made under the LaSalle Loan Agreement.

         11. ADDITIONAL COVENANTS OF BORROWER. Until payment or satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains the prior written consent of the Lender waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

         (a) Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's business activities, in accordance with generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit B;

         (b) Borrower agrees to deliver to Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied: (i) no later than twenty-five (25) days after each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Borrower, on a consolidated basis, certified by the Chief Financial Officer of Borrower; (ii) no later than forty-five (45) days after the end of each of the first three quarters of Borrower's fiscal year a balance sheet, operating statement and reconciliation of surplus of Borrower, each on a consolidated and consolidating basis, which quarterly financial statements may be unaudited but shall be certified by the Chief Financial Officer of Borrower; (iii) together with each financial statement delivered pursuant to clauses (i) and (ii) of this subparagraph 11(b), a certificate executed by the Chief Financial Officer of Borrower stating that no Event of Default or event which with notice or the passage of time or both would become an Event of Default has occurred (or, if an Event of Default or any such other event has occurred, describing such event and stating what actions Borrower has taken or intends to take as a result thereof) and showing the calculations made to demonstrate that Borrower has complied with all financial covenants contained in this Agreement and Exhibit A; (iv) no later than ninety (90) days after the end of each of Borrower's fiscal years (including the fiscal year ended July 31, 1996), annual financial statements on a consolidated and consolidating basis with an unqualified opinion by independent certified public accountants selected by Borrower and reasonably satisfactory to Lender; and (v) a copy of any management letters sent to Borrower by such accountants;

         (c) Borrower shall promptly advise Lender in writing of any material adverse change in the business, assets or condition, financial or otherwise, of Borrower, the occurrence of any Event of Default hereunder or the occurrence of any event which, if incurred, will become an Event of Default hereunder after notice or lapse of time (or both);

         (d) Lender, or any Persons designated by it, shall have the right, at any time, to call at Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as Lender may consider reasonable under the circumstances. Borrower shall furnish to Lender such information relevant to Lender's rights under this Agreement as Lender shall at any time and from time to time request. Borrower authorizes Lender to discuss the affairs, finances and business of Borrower with any officers, employees or directors of Borrower or with any Affiliate or the officers, employees or directors of any Affiliate, and to discuss the financial condition of Borrower with Borrower's independent public accountants. Any such discussions shall be without liability to Lender. Borrower shall pay to Lender all customary fees and out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder, and all of such fees and expenses shall constitute principal of the Loan hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to the Loan hereunder;

         (e)     Borrower shall:

                 (i) keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Borrower, with such companies, in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to Lender. If requested by Lender, original (or certified) copies of such policies of insurance shall be delivered to Lender promptly upon request, together with evidence of payment of all premiums therefor. Borrower shall deliver to Lender upon its request a copy of an endorsement to such insurance policies, in form and substance acceptable to Lender, showing loss under such insurance policies payable to Lender as its interest may appear. Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance company shall give Lender at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of Lender to recover under such policy of insurance in case of loss or damage. In addition, Borrower shall cause to be executed and delivered to Lender an assignment of proceeds of its business interruption insurance policies. Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Lender (or its designee). Borrower irrevocably, makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; and

                 (ii) maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to Lender. Borrower shall deliver original (or certified) copies of such policies to Lender promptly upon Lender's request, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Lender as additional insured thereunder and providing that the insurance company shall give Lender at least thirty (30) days written notice before any such policy shall be altered or canceled.

         If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender reasonably deems advisable. All sums disbursed by Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute principal of the Loan hereunder, and shall be payable on demand by Borrower to Lender and, until paid, shall bear interest at the highest rate then applicable to the loan hereunder. As of the date hereof, Lender is satisfied that Borrower is in compliance with this
Section 11(e);

         (f) Borrower shall not use the Collateral, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could result in material damage to the environment or a material violation of any applicable environmental laws, rules or regulations; Borrower shall keep the Collateral in good condition, repair and order (ordinary wear and tear excepted); shall permit Lender to examine any of the Collateral at any time and wherever the Collateral may be located; shall not permit the Collateral, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; shall not sell, lease, grant a security interest in or otherwise dispose of any of the Collateral except as expressly permitted by this Agreement; shall not, following the occurrence of an Event of Default, settle or adjust any amounts due with respect to any Chattel Paper without the consent of Lender (except for adjustments in the ordinary course that are reported to Lender within two (2) Business Days); and shall not secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral from any of the locations listed on Exhibit B, except for the removal of Inventory sold in the ordinary course of Borrower's business as permitted herein;

         (g) all monies and other property obtained by Borrower from Lender pursuant to this Agreement will be used solely for business purposes of Borrower;

         (h) Borrower shall, at the request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender, of the security interest of Lender hereunder;

         (i) Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is reserved for on Borrower's financial statements, (ii) the contesting of any such payment does not give rise to a lien for taxes,
(iii) Borrower keeps on deposit with Lender (or its designee) (such deposit to be held without interest) an amount of money which, in the sole judgment of Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon, and (iv) if Borrower fails to prosecute such contest with reasonable diligence, Lender may apply the money so deposited in payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute principal of the Loan hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to the Loan hereunder;

         (j) Except for those items listed on Exhibit C hereto, Borrower shall not assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

         (k)     Borrower shall not (i) enter into any merger or consolidation
(ii) sell, lease or otherwise dispose of any of its assets except in the ordinary course of business; (iii) purchase all or substantially all of the assets of any Person or any division of any Person, or (iv) enter into any other transaction outside the ordinary course of Borrower's business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest;

         (l) Borrower shall not declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if Borrower is a corporation) or on account of any equity interest in Borrower (if Borrower is a partnership, limited liability company or other type of entity) and Borrower shall not make any additional investments in or make or suffer to exist any loans or intercompany obligations owing to or by Borrower from or to its Parent or any subsidiary, or affiliate of Borrower except indebtedness under a note payable to Subsidiary in the amount of $10,581,000, as increased from time to time hereafter;

         (m) Borrower shall not purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States;

         (n) Borrower shall not amend its organizational documents or change its fiscal year or enter into a new line of business materially different from Borrower's current business;

         (o) Borrower's Tangible Net Worth shall at no time be less than the "Minimum Tangible Net Worth - Covenant Definition"; "Minimum Tangible Net Worth - Covenant Definition" for any period means the amount set forth opposite said period below:

                                   Period                                Amount
                                   ------                                ------
             August 31 through November 30, 1996                     $16,300,000.00

             December 1, 1996 through November 30, 1997              $19,000,000.00

             December 1, 1997 through November 30, 1998              $22,300,000.00

             December 1, 1998 through November 30, 1999              $27,800,000.00


         (p) Borrower shall reimburse Lender for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by Lender in connection with documentation and consummation of this transaction and any other transactions between Borrower and Lender, including, without limitation, Uniform Commercial Code and other public record searches, and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Liabilities and (iv) administration and enforcement of any of Lender's rights under this Agreement. Following the occurrence of an Event of Default, Borrower shall reimburse Lender for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by Lender in seeking to collect any Liabilities owing to Lender and to enforce any of Lender's rights under this Agreement or under any of the Other Agreements. All such costs, expenses and charges shall constitute principal of the Loan hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to the Loan hereunder;

         (q) Borrower shall not purchase or otherwise acquire (including, without limitation, acquisition by way of capitalized lease), or commit to purchase or acquire, any fixed asset if, after giving effect to such purchase or other acquisition, the aggregate cost of all such fixed assets purchased or otherwise acquired would, during any fiscal year, exceed the amount set forth opposite such fiscal year below;

               Fiscal Year                          Amount
               -----------                          ------
                   1997                          $3,500,000.00
                   1998                          $4,400,000.00
                   1999                          $5,300,000.00

         (r) Borrower shall deliver to Lender promptly upon Borrower's receipt a copy of any notice or other communication received by Borrower from Agent, any of the Lenders or any other Person under or in any way relating to the LaSalle Loan Agreement where such notice or other communication states or claims the existence or occurrence of any default or event of default under the terms of the LaSalle Loan Agreement or any Other Agreement (as defined in the LaSalle Loan Agreement); and

         (s) Borrower shall not amend any of the terms and conditions of any document evidencing or relating to any of the Existing Subordinated Debt.

         12. DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" by Borrower hereunder:

         (a) the failure of any Obligor to pay when due, declared due, or demanded by Lender, in accordance with the terms of this Agreement, any of the Liabilities;

         (b) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements;

         (c) An Obligor shall fail to pay when due and payable the principal of, or interest on, any indebtedness for money borrowed (other than the Loan) having an aggregate outstanding principal amount of Five Hundred Thousand Dollars ($500,000) or more; or the maturity of any such indebtedness shall have (x) been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such indebtedness or (y) been required to be prepaid prior to the stated maturity thereof; or any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice or otherwise, would permit any holder or holders of such indebtedness, or any other Person, to accelerate the maturity of any such indebtedness or require any such indebtedness to be prepaid prior to its stated maturity.

         (d) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure is reasonably likely to have a material adverse effect on such Obligor's business, property, assets, operations or condition, financial or otherwise;

         (e) the making or furnishing by any Obligor to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Lender, which is untrue or misleading in any material respect;

         (f) the loss, theft, damage or destruction (except where insurance coverage conforming to the requirements of this Agreement exists and the insurer has admitted liability) of, or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral, in each case with respect to Collateral having a value in the aggregate; in excess of the lesser of One Million Dollars ($1,000,000) or Borrower's shrinkage reserve from time to time;

         (g) the creation (whether voluntary or involuntary) of any lien or other encumbrance upon any of the Collateral, other than the Permitted Liens, or the making or any attempt to make any levy, seizure or attachment thereof;

         (h) the commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings;

         (i) the appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation, limited liability company or partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed or stayed within thirty (30) days after the commencement of such proceedings;

         (j) the entry of any judgment or order against any Obligor in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate for all such judgments and orders, which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution;

         (k) the dissolution of any Obligor which is a partnership, limited liability company or corporation;

         (l) the cessation of employment of Bradley Stinn in the position of Chief Executive Officer (or his failure to continue to perform the duties of Chief Executive Officer) of Borrower for any reason other than death or permanent disability, or the failure of Morgan Schiff & Co., Inc. to own, directly and beneficially, sufficient shares of the Borrower's stock to exercise at least fifty-one percent (51%) of the voting control of Parent or Parent ceases to own, directly and beneficially, one hundred percent (100%) of the outstanding stock of Borrower;

         (m) the occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guaranteed to Lender the payment of all or any of the Liabilities or has granted Lender a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities; and

         (n) the institution in any court of a criminal proceeding against any Obligor, or the indictment of any Obligor for any crime.

         13.     REMEDIES UPON AN EVENT OF DEFAULT.

         (a) Upon the occurrence of an Event of Default described in paragraph 12(h) hereof, all of Borrower's Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of the Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

         (b) Upon the occurrence and during the continuation of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law.

In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral, including, without limitation, Borrower's computer hardware and software (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Borrower's premises without cost to Lender. At Lender's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least five (5) calendar days before such disposition. Any proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect.

         14. INDEMNIFICATION. Borrower agrees to defend, protect, indemnify and hold harmless Lender, each affiliate or subsidiary of Lender (with counsel reasonably satisfactory to Lender), and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making and management of the Loan or the use or intended use of the proceeds of the Loan; provided, however, that Borrower shall have no obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to the Loan hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities of

Borrower and be secured by the Collateral. The provisions of this paragraph 14 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

         15. NOTICE. All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and (i) in the case of Lender shall be sent to it at 4 West State Street, Savannah, Georgia 31401,
Attention: Chief Financial Officer and (ii) in the case of Borrower, shall be sent to it at its principal place of business set forth on the first page of this Agreement.

         16. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION. This Agreement and the Other Agreements are submitted by Borrower to Lender for Lender's acceptance or rejection at Lender's principal place of business as an offer by Borrower to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF GEORGIA AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF GEORGIA, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

         To induce Lender to accept this Agreement, Borrower irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF ATLANTA OR SAVANNAH, STATE OF GEORGIA. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Borrower hereby irrevocably appoints and designates the Secretary of State of Georgia (or any other person having and maintaining a place of business in such state whom Borrower may from time to time hereafter designate upon ten (10) days written notice to Lender and who Lender has agreed in its reasonable discretion in writing is satisfactory and who has executed an agreement in form and substance satisfactory to Lender agreeing to act as such attorney and agent), as Borrower's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Borrower agrees that service of such process upon such person shall constitute personal service of such process upon Borrower. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LENDER IN ACCORDANCE WITH THIS PARAGRAPH.

         17. MODIFICATION AND BENEFIT OF AGREEMENT. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower or such other person who is a party to such Other Agreement, and Lender. Borrower may not sell, assign or transfer this Agreement or the Other Agreements or any portion thereof, including, without limitation, Borrower's rights, titles, interest, remedies, powers or duties hereunder and thereunder. Borrower hereby consents to Lender's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement or the Other Agreements, or of any portion thereof, or participations therein, including, without limitation, Lender's rights, titles, interest, remedies, powers and/or duties and agrees that it shall execute and deliver such documents as Lender may reasonably request in connection with any such sale, assignment, transfer or other disposition.

         18. HEADINGS OF SUBDIVISIONS. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

         19. POWER OF ATTORNEY. Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

         20. CONFIDENTIALITY. Borrower and Lender hereby agree and acknowledge that any and all information relating to Borrower which is (i) furnished by Borrower to Lender (or to any affiliate of Lender) and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Lender or such affiliate in accordance with applicable law, provided, however, that such information and other credit information relating to Borrower may be distributed by Lender or such affiliate to Lender's or such affiliate's directors, officers, employees, attorneys, affiliates, assignees, participants, auditors and regulators, and upon the order of a court or other governmental agency having jurisdiction over Lender or such affiliate, or in response to any summons or subpoena, to any other party. Borrower and Lender further agree that this provision shall survive the termination of this Agreement.

         21.     WAIVER OF JURY TRIAL; OTHER WAIVERS.

         (a) BORROWER AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

         (b) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

         (c) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

         (d) Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Borrower specifying such suspension or waiver.

         22. SUBORDINATION AGREEMENT. THE RIGHTS AND REMEDIES OF LENDER HEREUNDER AND UNDER THE OTHER AGREEMENTS ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE SUBORDINATION AGREEMENT.

         23. CONVERSION RIGHTS. Lender may, subject to the terms and conditions of the Conversion Agreement, cause the Loan and the other Liabilities to be converted to certain equity interests in Borrower's Parent.

         24. LASALLE LOAN AGREEMENT. Any definitions or other terms or provisions of the LaSalle Loan Agreement incorporated herein by reference will be deemed to continue in effect for the benefit of the Lender until this Agreement has terminated and all Liabilities have been indefeasibly paid in full, including, without limitation, whether or not the LaSalle Loan Agreement remains in effect or whether or not the LaSalle Loan Agreement is amended, restated or terminated after the date hereof.

         25. CERTAIN DETERMINATIONS BY LENDER. (a) So long as the LaSalle Loan Agreement remains in effect, Lender agrees that the following provisions shall apply with respect to the indicated paragraphs of this Agreement or the Security Agreement of the Parent or of Diamond Insurance Company (the "Guarantors") executed and delivered on the date hereof (each a "Security Agreement", and together the "Security Agreements"), as applicable:

                 (i) For purposes of the definition of the term "Tangible Net Worth" herein, the book value of Borrower's intangible assets shall be the same amount as determined by the

         Agent for purposes of the definition of the term "Tangible Net Worth" in the LaSalle Loan Agreement;

                 (ii) Borrower shall be deemed to have satisfied any requirement of delivery to Lender of Chattel Paper under paragraph 5 or of Collateral evidenced by an agreement, Instrument or Document under paragraph 7(d), if Borrower shall have delivered such property to Agent;

                 (iii) For purposes of paragraph 7(a), Lender agrees that any financial institution having control over a Lock Box or at which a Lock Box Account is maintained and which is acceptable to Agent, shall be deemed acceptable to Lender;

                 (iv) For purposes of paragraph 7(a), Lender agrees that any acknowledgment and agreement from a financial institution regarding ownership of amounts on deposit in a Lock Box Account, such financial institution's right of setoff and such financial institution's agreement to transfer periodically such amounts on deposit to Lender (or its designee), and which acknowledgment and agreement is acceptable to Agent, shall be deemed acceptable to Lender; and

                 (v) Borrower may deliver a copy of any insurance policy the original of which is otherwise required to be provided to Lender under paragraph 11(e) if such original has been or is being delivered to Agent;

         (b) so long as the LaSalle Loan Agreement remains in effect and no Event of Default shall have or occurred and be continuing, Lender agrees that the following provisions shall apply with respect to the indicated paragraphs of this Agreement or the Security Agreements of each of the Guarantors, as applicable:

                 (i) Lender agrees that it will not verify any matter relating to Borrower's Chattel Paper and Accounts as permitted under paragraph 8(a);

                 (ii) Lender agrees that any schedule of Chattel Paper required to be delivered under paragraph 8(a), any Inventory report required to be delivered under paragraph 8(b), and any financial report required to be delivered under 11(b), which is in form satisfactory to Agent shall be deemed acceptable to Lender;

                 (ii) For purposes of paragraph 11(b), Lender agrees that any independent certified public accountants acceptable to Agent, shall be deemed acceptable to Lender;

                 (iv) For purposes of paragraph 11(e), Lender agrees that any insurance form acceptable to Agent, shall be deemed acceptable to Lender;

                 (v) Each Guarantor may deliver a copy of any insurance policy the original of which is otherwise required to be provided to Lender under paragraph 8(d) of each Security Agreement if such original has been or is being delivered to Agent;

                 (vi) Lender agrees that it will not verify any matter relating to any Guarantor's Chattel Paper and Accounts as permitted under paragraph 5(a) of each Security Agreement;

                 (vii) Lender agrees that any schedule of Chattel Paper required to be delivered under paragraph 5(a) of each Security Agreement and any Inventory report required to be delivered under paragraph 5(b) of each Security Agreement, which is in form satisfactory to Agent shall be deemed acceptable to Lender;

                 (viii) For purposes of paragraph 8(d) of each Security Agreement, Lender agrees that any insurance form acceptable to Agent, shall be deemed acceptable to Lender; and

                 (ix) For purposes of paragraph 7(a) Lender agrees that any appointment by Borrower or Lender as Borrower's attorney and agent-in-fact shall be exercised by Lender consistent with Agent's rights.


                           [Signatures On Next Page]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 15th day of October, 1996.

CRESCENT JEWELERS                               FRIEDMAN'S INC.


By:    /s/ Joseph M. Donaghy                    By:     /s/ John G. Call
    -----------------------------------            ----------------------------
Title:  Chief Financial Officer                 Title:  Chief Financial Officer